Exhibit 99.1

May 21, 2024
For 6:00 a.m. ET Release

LOWE’S REPORTS FIRST QUARTER 2024 SALES AND EARNINGS RESULTS
— Comparable Sales Decreased 4.1%; Diluted EPS of $3.06 —
— Affirms Full Year 2024 Outlook —

MOORESVILLE, N.C., May 21, 2024 – Lowe’s Companies, Inc. (NYSE: LOW) today reported net earnings of $1.8 billion and diluted earnings per share (EPS) of $3.06 for the quarter ended May 3, 2024, compared to diluted EPS of $3.77 in the first quarter of 2023, which included a gain associated with the 2022 sale of the Canadian retail business. Excluding this gain, first quarter 2023 adjusted diluted EPS1 was $3.67.

Total sales for the quarter were $21.4 billion, compared to $22.3 billion in the prior-year quarter. Comparable sales for the quarter decreased 4.1% as the decline in DIY big ticket discretionary spending was partially offset by positive comparable sales in Pro and online.

“We are pleased with our start to spring, driven by strong execution and enhanced customer service,” said Marvin R. Ellison, Lowe’s chairman, president and CEO. “This quarter we rolled out our new DIY loyalty program nationally, expanded same-day delivery options and took market share in key categories. We continue to gain momentum with our Total Home strategy, reflected in our growth in Pro and online. I would like to thank our frontline associates for their hard work, commitment to customers and disciplined focus on productivity.”

As of May 3, 2024, Lowe’s operated 1,746 stores representing 194.9 million square feet of retail selling space.

Capital Allocation
The company continues to execute a disciplined capital allocation program to generate long-term, sustainable shareholder value. During the quarter, the company repurchased approximately 3.0 million shares for $743 million, and it paid $633 million in dividends.

1 Adjusted diluted earnings per share is a non-GAAP financial measure. Refer to the “Non-GAAP Financial Measures Reconciliation” section of this release for additional information, as well as reconciliations between the Company’s GAAP and non-GAAP financial results.

Lowe’s Business Outlook

The company is affirming its outlook for full year 2024.

Full Year 2024 Outlook
•Total sales of $84 to $85 billion
•Comparable sales expected to be down -2 to -3% as compared to prior year
•Operating income as a percentage of sales (operating margin) of 12.6% to 12.7%
•Interest expense of approximately $1.4 billion
•Effective income tax rate of approximately 25%
•Diluted earnings per share of approximately $12.00 to $12.30
•Capital expenditures of approximately $2 billion

A conference call to discuss first quarter 2024 operating results is scheduled for today, Tuesday, May 21, at 9 a.m. ET. The conference call will be available by webcast and can be accessed by visiting Lowe’s website at ir.lowes.com and clicking on Lowe’s First Quarter 2024 Earnings Conference Call Webcast. Supplemental slides will be available approximately 15 minutes prior to the start of the conference call. A replay of the call will be archived at ir.lowes.com.

Lowe’s Companies, Inc.

Lowe’s Companies, Inc. (NYSE: LOW) is a FORTUNE® 50 home improvement company serving approximately 16 million customer transactions a week in the United States. With total fiscal year 2023 sales of more than $86 billion, Lowe’s operates over 1,700 home improvement stores and employs approximately 300,000 associates. Based in Mooresville, N.C., Lowe’s supports the communities it serves through programs focused on creating safe, affordable housing and helping to develop the next generation of skilled trade experts. For more information, visit Lowes.com.

Disclosure Regarding Forward-Looking Statements
This press release includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Statements including words such as “believe”, “expect”, “anticipate”, “plan”, “desire”, “project”, “estimate”, “intend”, “will”, “should”, “could”, “would”, “may”, “strategy”, “potential”, “opportunity”, “outlook”, “scenario”, “guidance”, and similar expressions are forward-looking statements. Forward-looking statements involve, among other things, expectations, projections, and assumptions about future financial and operating results, objectives (including objectives related to environmental and social matters), business outlook, priorities, sales growth, shareholder value, capital expenditures, cash flows, the housing market, the home improvement industry, demand for products and services including customer acceptance of new offerings and initiatives, macroeconomic conditions and consumer spending, share repurchases, and Lowe’s strategic initiatives, including those relating to acquisitions and dispositions and the impact of such transactions on our strategic and operational plans and financial results. Such statements involve risks and uncertainties, and we can give no assurance that they will prove to be correct. Actual results may differ materially from those expressed or implied in such statements.

A wide variety of potential risks, uncertainties, and other factors could materially affect our ability to achieve the results either expressed or implied by these forward-looking statements including, but not limited to, changes in general economic conditions, such as volatility and/or lack of liquidity from time to time in U.S. and world financial markets and the consequent reduced availability and/or higher cost of borrowing to Lowe’s and its customers, slower rates of growth in real disposable personal income that could affect the rate of growth in consumer spending, inflation and its impacts on discretionary spending and on our costs, shortages, and other disruptions in the labor supply, interest rate and currency fluctuations, home price appreciation or decreasing housing turnover, age of housing stock, the availability of consumer credit and of mortgage financing, trade policy changes or additional tariffs, outbreaks of pandemics, fluctuations in fuel and energy costs, inflation or deflation of commodity prices, natural disasters, geopolitical or armed conflicts, acts of both domestic and international terrorism, and other factors that can negatively affect our customers.

Investors and others should carefully consider the foregoing factors and other uncertainties, risks and potential events including, but not limited to, those described in “Item 1A - Risk Factors” in our most recent Annual Report on Form 10-K and as may be updated from time to time in Item 1A in our quarterly reports on Form 10-Q or other subsequent filings with the SEC. All such forward-looking statements speak only as of the date they are made, and we do not undertake any obligation to update these statements other than as required by law.

LOW-IR

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Contacts:	Shareholder/Analyst Inquiries:	Media Inquiries:
	Kate Pearlman	Steve Salazar
	704-775-3856	steve.j.salazar@lowes.com
kate.pearlman@lowes.com

Lowe’s Companies, Inc.
Consolidated Statements of Current Earnings and Accumulated Deficit (Unaudited)
In Millions, Except Per Share and Percentage Data

	Three Months Ended
	May 3, 2024		May 5, 2023
Current Earnings	Amount	% Sales	Amount	% Sales
Net sales	$21,364	100.00	$22,347	100.00
Cost of sales	14,274	66.81	14,820	66.32
Gross margin	7,090	33.19	7,527	33.68
Expenses:
Selling, general and administrative	4,009	18.77	3,824	17.12
Depreciation and amortization	428	2.00	415	1.85
Operating income	2,653	12.42	3,288	14.71
Interest – net	352	1.65	349	1.56
Pre-tax earnings	2,301	10.77	2,939	13.15
Income tax provision	546	2.56	679	3.04
Net earnings	$1,755	8.21	$2,260	10.11

Weighted average common shares outstanding – basic	571		596
Basic earnings per common share (1)	$3.06		$3.78
Weighted average common shares outstanding – diluted	572		597
Diluted earnings per common share (1)	$3.06		$3.77
Cash dividends per share	$1.10		$1.05

Accumulated Deficit
Balance at beginning of period	$(15,637)		$(14,862)
Net earnings	1,755		2,260
Cash dividends declared	(629)		(624)
Share repurchases	(677)		(2,084)
Balance at end of period	$(15,188)		$(15,310)

(1)    Under the two-class method, earnings per share is calculated using net earnings allocable to common shares, which is derived by reducing net earnings by the earnings allocable to participating securities. Net earnings allocable to common shares used in the basic and diluted earnings per share calculation were $1,750 million for the three months ended May 3, 2024, and $2,254 million for the three months ended May 5, 2023.

Lowe’s Companies, Inc.
Consolidated Statements of Comprehensive Income (Unaudited)
In Millions, Except Percentage Data

	Three Months Ended
	May 3, 2024		May 5, 2023
	Amount	% Sales	Amount	% Sales
Net earnings	$1,755	8.21	$2,260	10.11
Cash flow hedges – net of tax	(3)	(0.02)	(4)	(0.02)
Other	(1)	—	1	0.01
Other comprehensive loss	(4)	(0.02)	(3)	(0.01)
Comprehensive income	$1,751	8.19	$2,257	10.10

Lowe’s Companies, Inc.
Consolidated Balance Sheets (Unaudited)
In Millions, Except Par Value Data

	May 3, 2024	May 5, 2023
Assets
Current assets:
Cash and cash equivalents	$3,237	$2,950
Short-term investments	264	423
Merchandise inventory – net	18,224	19,522
Other current assets	1,025	1,023
Total current assets	22,750	23,918
Property, less accumulated depreciation	17,531	17,402
Operating lease right-of-use assets	3,829	3,504
Long-term investments	306	103
Deferred income taxes – net	115	150
Other assets	834	840
Total assets	$45,365	$45,917

Liabilities and shareholders' deficit
Current liabilities:
Short-term borrowings	$—	$72
Current maturities of long-term debt	1,294	589
Current operating lease liabilities	552	525
Accounts payable	11,737	11,885
Accrued compensation and employee benefits	870	766
Deferred revenue	1,409	1,645
Other current liabilities	3,644	3,728
Total current liabilities	19,506	19,210
Long-term debt, excluding current maturities	34,622	35,863
Noncurrent operating lease liabilities	3,759	3,479
Deferred revenue – Lowe's protection plans	1,225	1,206
Other liabilities	859	869
Total liabilities	59,971	60,627

Shareholders' deficit:
Preferred stock, $5 par value: Authorized – 5.0 million shares; Issued and outstanding – none	—	—
Common stock, $0.50 par value: Authorized – 5.6 billion shares; Issued and outstanding – 572 million and 592 million, respectively	286	296
Accumulated deficit	(15,188)	(15,310)
Accumulated other comprehensive income	296	304
Total shareholders' deficit	(14,606)	(14,710)
Total liabilities and shareholders' deficit	$45,365	$45,917

Lowe’s Companies, Inc.
Consolidated Statements of Cash Flows (Unaudited)
In Millions

	Three Months Ended
	May 3, 2024	May 5, 2023
Cash flows from operating activities:
Net earnings	$1,755	$2,260
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	486	465
Noncash lease expense	131	108
Deferred income taxes	135	102
(Gain)/loss on property and other assets – net	(7)	11
Gain on sale of business	—	(67)
Share-based payment expense	55	59
Changes in operating assets and liabilities:
Merchandise inventory – net	(1,330)	(990)
Other operating assets	(86)	157
Accounts payable	3,033	1,361
Other operating liabilities	90	(1,360)
Net cash provided by operating activities	4,262	2,106

Cash flows from investing activities:
Purchases of investments	(277)	(450)
Proceeds from sale/maturity of investments	266	412
Capital expenditures	(382)	(380)
Proceeds from sale of property and other long-term assets	15	8
Proceeds from sale of business	—	123
Other – net	—	(17)
Net cash used in investing activities	(378)	(304)

Cash flows from financing activities:
Net change in commercial paper	—	(427)
Net proceeds from issuance of debt	—	2,983
Repayment of debt	(22)	(22)
Proceeds from issuance of common stock under share-based payment plans	15	5
Cash dividend payments	(633)	(633)
Repurchases of common stock	(923)	(2,106)
Other – net	(5)	—
Net cash used in financing activities	(1,568)	(200)

Net increase in cash and cash equivalents	2,316	1,602
Cash and cash equivalents, beginning of period	921	1,348
Cash and cash equivalents, end of period	$3,237	$2,950

Lowe’s Companies, Inc.
Non-GAAP Financial Measure Reconciliation (Unaudited)

To provide additional transparency, the Company has presented a comparison to the non-GAAP financial measure of adjusted diluted earnings per share for the three months ended May 5, 2023. This measure excludes the impact of a certain item, further described below, not contemplated in Lowe’s Business Outlook to assist analysts and investors in understanding the comparison of operational performance to the first quarter of fiscal 2023.

Fiscal 2023 Impacts
During fiscal 2023, the Company recognized financial impacts from the following, not contemplated in the Company's Business Outlook for fiscal 2023:

•In the first quarter of fiscal 2023, the Company recognized pre-tax income of $63 million consisting of a realized gain on the contingent consideration and adjustments to the selling price associated with the fiscal 2022 sale of the Canadian retail business (Canadian retail business transaction).

Adjusted diluted earnings per share should not be considered an alternative to, or more meaningful indicator of, the Company’s diluted earnings per share as prepared in accordance with GAAP. The Company’s methods of determining non-GAAP financial measures may differ from the method used by other companies and may not be comparable.

A reconciliation between the Company’s GAAP and non-GAAP financial results is shown below and available on the Company’s website at ir.lowes.com.

	Three Months Ended
	May 5, 2023
	Pre-Tax Earnings	Tax[1]	Net Earnings
Diluted earnings per share, as reported			$3.77
Non-GAAP adjustments – per share impacts
Canadian retail business transaction	(0.10)	—	(0.10)
Adjusted diluted earnings per share			$3.67
1 Represents the corresponding tax benefit or expense specifically related to the item excluded from adjusted diluted earnings per share.